UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 10, 2012, Mr. Donald J. Stebbins entered into a Separation Agreement (the “Separation Agreement”) with Visteon Corporation (the “Company”), under which he resigned from all positions at the Company effective as of 11:59 p.m. Eastern Time on August 10, 2012 (the “Separation Date”). Mr. Stebbins has served as President and Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company (the “Board”) since December 1, 2008. Mr. Stebbins’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Under the terms of the Separation Agreement, in addition to Mr. Stebbins’s accrued benefits, the Company has agreed to pay him cash severance of $2,391,000. Mr. Stebbins also received full vesting of his shares of restricted stock granted on October 1, 2010 that otherwise would have vested on October 1, 2012 and October 1, 2013. In addition, the vested options Mr. Stebbins held as of the Separation Date will remain exercisable for a period of 365 days from the Separation Date. Mr. Stebbins is also eligible to receive his pro-rated annual incentive bonus for 2012 and a pro-rated portion of his performance stock units previously granted, in accordance with the annual incentive plan of the Company or the award agreement, as applicable, and based on the Company’s actual results. Mr. Stebbins will also receive, for a period of one year following the Separation Date, continued coverage under the Company’s group health plan, at the Company’s expense and, for a period of six months following the Separation Date, outplacement services, at a cost to the Company of no more than $25,000. The Separation Agreement also includes a standard a non-disparagement covenant, as well as a release of claims, and requires Mr. Stebbins to reaffirm the restrictive covenants in his employment agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

(c) On August 13, 2012, the Board announced that, effective as of August 10, 2012, a current Board member, Timothy D. Leuliette, 62, will be appointed as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President of the Company.

Mr. Leuliette has been a director of the Company since October 1, 2010. Mr. Leuliette is the Senior Managing Director of FINNEA Group, LLC, an investment and financial services firm. Until October 14, 2010, Mr. Leuliette served as the President and Chief Executive Officer of Dura Automotive LLC, an automotive supplier, since July 2008, a director of Dura since June 2008, and the Chairman of the Board of Dura since December 2008. Mr. Leuliette also served as a Managing Director of Patriarch Partners LLC, the majority stockholder of Dura. Prior to that, he served as Co-Chairman and Co-Chief Executive Officer of Asahi Tec Corporation, a manufacturer of automotive parts and other products, and Chairman, Chief Executive Officer and President of Metaldyne Corporation, an automotive supplier, from January 2001 to January 2008. Over his career he has held executive and management positions at both vehicle manufacturers and suppliers and has served on both corporate and civic boards, including as Chairman of the Detroit Branch of the Federal Reserve Bank of Chicago.

In connection with his appointment as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President of the Company, Mr. Leuliette entered into a letter agreement with the Company, dated as of August 10, 2012 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Leuliette will hold the title of Interim Chairman of the Board, Interim Chief Executive Officer and Interim President, in addition to his current duties as a Board member, until the earliest to occur of (i) the date a permanent Chief Executive Officer commences employment, (ii) March 1, 2013 or (iii) the date Mr. Leuliette is terminated as Interim Chief Executive Officer and Interim President. In connection with his appointment, Mr. Leuliette will receive a monthly base salary of $95,833.33 and a signing bonus of $500,000 in cash. If Mr. Leuliette is terminated as Interim Chief Executive Officer and Interim President prior to March 1, 2013, other than for cause or disability, or if a permanent Chief Executive Officer does not commence employment with the Company by October 31, 2012 and Mr. Leuliette thereafter opts to voluntarily terminate his employment with the Company, Mr. Leuliette will be entitled to receive an amount equal to the excess of $650,000 over the base salary received through the date of such termination. Mr. Leuliette will not be eligible for compensation under the Company’s director compensation program for serving as a director while he is Interim Chief Executive Officer and Interim President. Effective on the date of his appointment, Mr. Leuilette resigned from his membership on the Audit Committee, the Finance and Corporate Strategy Committee and the Organization and Compensation Committee of the Board (including as Chairperson thereof).

There is no arrangement or understanding between Mr. Leuliette and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Leuliette and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Leuliette has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

(d) On August 10, 2012, the Board elected David Treadwell and Francis Scricco to serve as directors (collectively, the “New Directors”), until the next annual meeting of the shareholders or until their successors are duly elected and qualified, increasing the Board’s membership from seven to eight. The Board has also appointed Mr. Treadwell to serve as a member of the Audit Committee and the Finance and Corporate Strategy Committee of the Board, and Mr. Scricco to serve as a member and Chairperson of the Organization and Compensation Committee of the Board and as a member of the Corporate Governance and Nominating Committee of the Board.

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any New Director was elected as a director of the Company, and there are no family relationships between any of the New Directors and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which any New Director has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The New Directors will receive stock unit awards under the Company’s Non-Employee Director Stock Unit Plan and annual cash retainers, each as described in the Company’s definitive proxy statement relating to the Company’s 2012 annual meeting, filed with the Securities and Exchange Commission on April 26, 2012.

The Company’s press release announcing Mr. Stebbins’s resignation, Mr. Leuliette’s appointment and the election of the New Directors is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

As disclosed above, Mr. Leuliette has been appointed as Interim Chairman of the Board. In connection with the appointment of a permanent Chief Executive Officer and President, the Board intends to separate the role of Chairman of the Board and Chief Executive Officer as the Board has determined that having an independent director serve as the non-executive Chairman of the Board is in the best interest of the shareholders and will allow the Chairman of the Board to focus on the effectiveness and independence of the Board, while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement by and between Donald J. Stebbins and Visteon Corporation, dated as of August 10, 2012.

10.2	Letter Agreement, dated August 10, 2012, relating to the appointment of Timothy D. Leuliette as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President.

99.1	Press release dated August 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: August 13, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between Donald J. Stebbins and Visteon Corporation, dated as of August 10, 2012.

10.2	Letter Agreement, dated August 10, 2012, relating to the appointment of Timothy D. Leuliette as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President.

99.1	Press release dated August 13, 2012.